UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 8, 2022

Stronghold Digital Mining, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40931	86-2759890
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

595 Madison Avenue, 28th Floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 967-5294 Not applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SDIG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 14, 2022, Stronghold Digital Mining, Inc. (the “Company”) announced that Ricardo Larroudé, the Company’s Chief Financial Officer, is leaving the Company no later than May 15, 2022 (the last day of Mr. Larroudé’s employment is referred to herein as “Separation Date”). Mr. Larroudé’s departure does not relate to any disagreements between he and the Company relating to any financial reporting, accounting principles or practices of the Company.

On April 14, 2022, the Company and Mr. Larroudé entered into a Transition and Separation Agreement and General Release of Claims (the “Separation Agreement”) whereby, subject to the terms of the Separation Agreement, Mr. Larroudé is eligible to receive: a cash payment of $129,330 plus unused vacation days as of the Separation Date, 92,975 shares of fully vested common stock, full vesting of all outstanding Company options, and reimbursement of the Company’s portion of COBRA premiums for twelve months following the Separation Date, as well as waiver of certain non-competition and non-solicitation terms. The Separation Agreement also includes release, non-disparagement, and continued cooperation provisions. Mr. Larroudé will receive his current salary and benefits through the Separation Date.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the Separation Agreement, including exhibits thereto, a copy of which will be filed as an exhibit to a subsequent Company filing.

On April 14, 2022, the Company’s Board of Directors (the “Board”) appointed Matthew Smith, 44, to succeed Mr. Larroudé, effective April 18, 2022 (the “Effective Date”). Mr. Smith will join the Company as Chief Financial Officer. As such, Mr. Smith will be the Company’s principal financial officer and principal accounting officer as of the Effective Date.

Mr. Smith has served as a member of the Company’s Board since November 2021. He served as the Founder and Managing Partner of Deep Basin Capital LP since January 2017. Mr. Smith has over 16 years of investment management experience in the energy, renewable, power and utility sectors across both public and private investments, including the roles of portfolio manager at Citadel’s Surveyor Capital Ltd. from June 2010 through January 2016, senior analyst in the energy and other cyclical sectors for Highfields Capital Management LP from January 2009 to December 2009 and Copper Arch Capital LLC from July 2005 to December 2007 and as a financial analyst at Equity Office Properties Trust from August 2001 to May 2003. Mr. Smith is a CFA Charterholder. Mr. Smith previously served as an independent director and audit committee member on the board of Spartan Acquisition Corp III (NYSE: SPAQ), a role that he held from May 2021 to March 2022. He holds a M.S. in Finance from the University of Wisconsin-Madison’s Applied Security Analysis Program (ASAP) and a B.B.A. from the University of Iowa Tippie College of Business. In connection with his appointment as Chief Financial Officer, Mr. Smith has resigned as a member and the Chairperson of both the Audit and Compensation Committees of the Company.

Mr. Smith executed an offer letter (the “Offer Letter”) on April 14, 2022 under which the initial terms of Mr. Smith’s annual compensation will be:

•an annual salary of $300,000;
•an annual cash bonus opportunity of up to $300,000;
•an initial equity award of 200,000 restricted stock units, vesting in equal amounts each month over three years;
•an initial equity award of 200,000 performance stock units, vesting in equal amounts each quarter over three years which may be settled into shares of common stock in an amount of zero to three times the number of performance stock units granted based on extent to which certain financial metrics set forth in the Offer Letter are achieved; and
•an annual equity award grant, subject to the approval of the Company’s Compensation Committee, in a mix of stock options, restricted stock, restricted stock units (“RSUs”) and/or performance stock units consistent with those granted to other executive officer equity participants.

If Mr. Smith is terminated without Cause or for Good Reason, as each is defined in the Offer Letter, within 18 months of the Effective Date, Mr. Smith is eligible to receive the sum of one year’s salary, a pro rata share of his annual bonus, reimbursement for of the cost of COBRA premiums for one year, and additional vesting of his RSU’s as set forth in the Offer Letter, subject to the execution and non-revocation of a general release of claims.

If Mr. Smith is terminated without Cause or for Good Reason within 60 days following a change in control that is consummated within 18 months following the Effective Date, Mr. Smith is eligible to receive to the sum of one year’s salary, one times the annual bonus for the year of termination plus any earned but not paid bonus for prior year, a lump sum amount equal to of the cost of COBRA premiums for 18 months, and accelerated vesting of 50% of the unvested RSU’s, subject to the execution and non-revocation of a general release of claims.

Mr. Smith will also be eligible to receive benefits and perquisites, consistent with those other executive officers are eligible to receive, including life and health insurance benefits, and participation in a qualified 401(k) savings plan. Mr. Smith recused himself from Compensation Committee discussions about his salary and benefits.

The foregoing description of the Offer Letter is qualified in its entirety by reference to the Offer Letter, including exhibits thereto, a copy of which will be filed as an exhibit to a subsequent Company filing.

Effective immediately, Sarah James will serve as Chairperson of the Audit Committee. The Board of the Company determined that Ms. James qualifies as an “audit committee financial expert” as defined in Item 407 of Regulation S-K and meets the independence criteria of both Nasdaq and the U.S. Securities and Exchange Commission. However, the Board determined that Ms. James does not satisfy the heightened independence standards applicable to the Audit Committee.

Item 7.01 Regulation FD Disclosure.

A copy of the press release announcing the management and Board changes is furnished herewith as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 7.01 in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description
99.1*	Press Release dated April 14, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

_____________
*    Furnished herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
STRONGHOLD DIGITAL MINING, INC.

By: /s/ Gregory A. Beard
Name: Gregory A. Beard
Title: Chief Executive Officer and Co-Chairman
Date: April 14, 2022